Exhibit 99.1

The Marquie Group Announces Cancellation of Buy-Sell Agreement

St. Petersburg, Florida, August 26, 2025 – The Marquie Group Inc. (“TMGI” or the “Company”) (OTCID:TMGI), today publicly announced via a Form 8-K filing with the U. S. Securities and Exchange Commission that the previously announced buy-sell stock agreement between the company's Chief Executive Officer, Marc Angell, and Ryan O'Leary has been terminated. The parties were unable to finalize mutually acceptable terms. Marc Angell stated, "I wish Ryan continued success in his future endeavors and sincerely thank him for the time and effort he invested in exploring this opportunity.”

Cautionary Disclosure About Forward-Looking Statements

This press release may include forward-looking statements. These statements reflect the Company’s current expectations and assumptions regarding future events and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar expressions are intended to identify such forward-looking statements. These statements are subject to numerous risks and uncertainties, including, but not limited to, the Company’s ability to execute its business strategy, maintain adequate financing, and achieve operational objectives. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. Actual results may differ materially from those anticipated due to various factors detailed in the Company’s filings with the SEC.

For The Marquie Group, Inc.:

Marc Angell

Chief Executive Officer

800-351-3021

marc@tmgiusa.com